   As filed with the Securities and Exchange Commission on October 10, 2001

                                                    Registration No. 333- ______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                         OPTICAL SENSORS INCORPORATED
            (Exact name of registrant as specified in its charter)

                 Delaware                                                  41-1643592
(State or other jurisdiction of incorporation                 (I.R.S. Employer Identification No.)
             or organization)

     7615 Golden Triangle Drive, Suite C
         Minneapolis, Minnesota                                           55344-3733
  (Address of Principal Executive Offices)                                (Zip Code)

                            _______________________

                         OPTICAL SENSORS INCORPORATED
                            1993 STOCK OPTION PLAN
                           (Full title of the plan)
                            _______________________

                              Wesley G. Peterson
                            Chief Financial Officer
                      7615 Golden Triangle Drive, Suite C
                      Minneapolis, Minnesota  55344-3733
                    (Name and address of agent for service)

                                 952-944-5857
                                 ------------
         (Telephone number, including area code, of agent for service)

                            _______________________

       Approximate date of commencement of proposed sale to the public:
          Immediately upon the filing of this Registration Statement
                            _______________________

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                       Proposed Maximum            Proposed Maximum
   Title of Securities        Amount to be                  Offering              Aggregate Offering            Amount of
     to be Registered          Registered             Price per Share (1)             Price (1)              Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share     2,838,964 shares (2)              $0.42                   $1,192,364.90               $298.09
================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to the options to be granted under the plan, on the basis of the average bid and asked prices of the registrant's common stock on October 8, 2001, as reported by the Over-the-Counter Bulletin Board.

(2) Represents the increase in the total number of shares reserved for issuance under the registrant's 1993 Stock Option Plan, as amended effective July 26, 2001. An aggregate of 1,661,036 shares have been previously registered under registration statements on Form S-8 (Reg. No. 333-75191 and Reg. No. 333-04373). In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also includes an indeterminate number of additional shares as may be issued pursuant to the antidilution provisions of the registrant's plan.

                   STATEMENT UNDER GENERAL INSTRUCTION E --
                     REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 2,838,964 shares of common stock, par value $0.01 per share, of the registrant reserved for issuance under the registrant's 1993 Stock Option Plan, as amended, for a total of 4,500,000 shares reserved under the plan. This increase was approved by the written consent of the board of directors of the registrant effective as of July 26, 2001. Pursuant to Instruction E, the contents of the registrant's registration statement on Form S-8, File No. 333-75191, and registration statement on Form S-8, File No. 333-04373, including without limitation periodic reports that the registrant has filed, or will file, after such Form S-8s to maintain current information about the registrant, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.  Description
-----------  -----------
5.1*         Opinion and Consent of Oppenheimer Wolff & Donnelly LLP

23.1         Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)

23.2*        Consent of Ernst & Young LLP

24.1         Power of Attorney (included on the signature page to this registration statement)

________

*    Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 9, 2001.

                                  OPTICAL SENSORS INCORPORATED

                                  By:    /s/ Paulita M. LaPlante
                                      -----------------------------------------
                                    Paulita M. LaPlante
                                    Its: President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Paulita
M. LaPlante and Wesley G. Peterson, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 9, 2001 by the following persons in the capacities indicated.

Signature                                                   Title
---------                                                   -----
/s/ Paulita M. LaPlante                                     President, Chief Executive Officer and Director
------------------------------------------------------      (principal executive officer)
Paulita M. LaPlante

/s/ Wesley G. Peterson                                      Chief Financial Officer, Vice President of
------------------------------------------------------      Finance and Administration and Secretary
Wesley G. Peterson                                          (principal financial and accounting officer)

/s/ Richard B. Egen                                         Director
------------------------------------------------------
Richard B. Egen

/s/ Demetre M. Nicoloff, M.D.                               Director
------------------------------------------------------
Demetre M. Nicoloff, M.D.

/s/ Charles D. Snead, Jr.                                   Director
------------------------------------------------------
Charles D. Snead, Jr.

                               INDEX TO EXHIBITS

Exhibit No.  Description
-----------  -----------
5.1*         Opinion and Consent of Oppenheimer Wolff & Donnelly LLP

23.1         Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)

23.2*        Consent of Ernst & Young LLP

24.1         Power of Attorney (included on the signature page to this registration statement)

____________

*  Filed herewith.